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                                                                    EXHIBIT 99.1

NEWS RELEASE

   MEDIA CONTACTS:                                      INVESTOR RELATIONS:
   Laura Heinrich             Nicole Morodan            Tania Almond
   Digex, Inc.                MS&L, for Digex           Digex, Inc.
   301.847.5998               212.213.7140              240.264.2237
   laurah@digex.com           nmorodan@mslpr.com        tania.almond@digex.com

       DIGEX ESTABLISHES EUROPEAN SUBSIDIARY; OPENS LONDON SMARTCENTER(SM)

       "DIGEX EUROPE" INTRODUCES INDUSTRY-LEADING MANAGED HOSTING SERVICES

BELTSVILLE, MD, May 2, 2000 - Digex, Incorporated (Nasdaq: DIGX), a leading managed Web and application hosting service provider for businesses worldwide, today announced it has established a European subsidiary, Digex Europe, to enhance the company's service offerings for its multinational clients. In addition, the company announced the opening of its first European SmartCenter data center, located near London, to provide managed hosting services to European companies as well as US-based clients who wish to establish international sites for improved service outside the United States.

The announcement marks the first phase of Digex's expansion into international markets. Thomas Davidsson has been named Senior Vice President, Digex Europe, to oversee marketing, sales, technical support and expansion strategy. Davidsson has over 15 years management experience with IT companies in Asia, Europe and the United States. He joins Digex from Sweden's Telia AB, where he was managing director of the Business Solutions Department.

Like Digex's existing SmartCenters, the new London data center conforms to the company's stringent standards of security, redundancy and quality built into every component of the facility, network and operation management. Managed Hosting service offerings for Windows 2000, NT and UNIX, built on technologies from Microsoft, Compaq, and Sun, will be launched at the SmartCenter along with 24 x 7 monitoring, maintenance and support. The center, like its US counterparts, will run a Cisco Powered Network (CPN) and will employ high-speed connections to the London Internet Exchange (LINX), the major interchange point for Internet traffic for the UK and Europe.

"We are excited about expanding into Europe. This will allow Digex to meet the needs of our US-based multinational customers and to participate directly in what is now a rapidly growing and innovative market for our hosting services," said Mark Shull, President and CEO at Digex. "We see opportunities to raise the bar in managed hosting solutions in Europe for companies who desire improved speed to market, guaranteed continuous uptime and access to technology advances. At the same time, we will aggressively pursue areas where Europe is advanced, such as wireless application hosting."


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According to International Data Corporation (IDC), Internet management and outsourcing services represent the fastest growth area within European Internet services. The firm projects European spending on such services to grow from 1998 levels of $201 million to $6.7 billion in 2003.

DIGEX EUROPE SMARTCENTER

The first Digex Europe SmartCenter offers e-business clients a range of benefits:

- Managed Hosting services, including Managed Servers, Security Services, High Performance and Availability Solutions, e-Business Applications and Client Services.

- Pre-engineered platforms with security, operating system and Web software updates continuously applied, monitoring agents, and backup systems capabilities in place.

- Multi-level physical and logical security controlled access to protect key client assets and operations.

- Environmentals designed to keep continuous operations with industry-leading fire suppression systems, cooling systems, UPS and backup generator systems.

- On-site support personnel, with additional monitoring and management from US-based primary and backup facilities using state of the art technology tools.

- Redundant high-speed links to local Internet exchange points, delivering rapid content distribution.

ABOUT DIGEX

Digex (Nasdaq: DIGX) is a leading provider of managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online banking, online procurement and customer self-service applications. Additional information on Digex is available at www.digex.com.

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All referenced product names are trademarks of their respective companies.